UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: February 11, 2021
(Date of earliest event reported)

SUN COMMUNITIES INC.
(Exact name of registrant as specified in its charter)

Maryland				1-12616	38-2730780
(State of Incorporation)				Commission file number	(I.R.S. Employer Identification No.)

27777 Franklin Rd.	Suite 200,	Southfield,	Michigan		48034
(Address of Principal Executive Offices)					(Zip Code)
(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On February 11, 2021, the Board of Directors (the “Board”) of Sun Communities, Inc. (the “Company”), increased the size of the Board from seven to eight directors and, effective immediately, appointed Ms. Tonya Allen to serve as a director of the Company until the annual meeting of the Company’s stockholders to be held in 2021.

Ms. Allen, age 48, has served since 2013 as the President and CEO of The Skillman Foundation, a Detroit-based philanthropic organization that works to strengthen K-12 public education, afterschool learning opportunities, and college and career pathways. On March 1, 2021, Ms. Allen will become the President of the McKnight Foundation, a Minneapolis-based philanthropic organization that supports a wide range of initiatives. Prior to her tenure at The Skillman Foundation, Ms. Allen founded the Detroit Parent Network, a nonprofit that helps parents advocate for and support child well-being. Ms. Allen also serves as Chair of the Board of Directors at Oakland University. She holds a master’s degree in public health, a master’s degree in social work, and a bachelor’s degree in sociology, each from the University of Michigan. She has earned fellowships with the German Marshall Fund, Aspen Institute, and the American Enterprise Institute.

Ms. Allen will participate in the Company’s standard non-employee director compensation arrangements. Under the terms of those arrangements, Ms. Allen will receive, among other things: (i) annual compensation for serving on the Board and any applicable committees thereof pursuant to the Company’s non-employee director compensation policy, substantially as described in the Company’s filings with the Securities and Exchange Commission and (ii) an initial grant of 1,509 restricted shares of the Company’s common stock, which represents a pro-rated portion of the grants to other non-employee directors for the full 2021 year, and which will vest on February 11, 2024, provided Ms. Allen is then still serving as a director of the Company.

The Company has also entered into its standard form of director indemnification agreement with Ms. Allen. This indemnification agreement provides, among other things, that the Company will indemnify Ms. Allen, under the circumstances and to the extent provided therein, for certain expenses which she may be required to pay in connection with certain claims to which she may be made a party by reason of her position as a director of the Company, and otherwise to the fullest extent permitted by Maryland law.

There are no arrangements or understandings between Ms. Allen and any other person pursuant to which she was selected as a director of the Company, and there are no related person transactions between Ms. Allen and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: February 11, 2021	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer